[EXHIBIT 10ss TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDED 12/31/94]


					Contract No. 9227

                   SERVICE AGREEMENT
          (APPLICABLE TO RATE SCHEDULE AFT-1)



 WHEREAS, Algonquin Gas Transmission Company ("Algonquin"),a
 Delaware    Corporation,   and   Colonial    Gas
 Company, ("Customer"), entered into a service agreement dated August 1, 1993, under Algonquin's Rate Schedule AFT-
 2;

 WHEREAS, the Commission issued an order on July 8, 1994, approving a Stipulation and Agreement filed on March 1, 1994, as supplemented on April 25, 1994, in
 Docket Nos. RP93-14-000, et al. (the "S&A");

 WHEREAS, Article III, Section 3 of the S&A provides that a customer under Rate Schedule AFT-2 has the option of converting such service to service under Rate Schedule
 AFT-1;

 WHEREAS, Article III, Section 3 of the S&A provides that such conversion to Part 284 service shall not affect the rate that the converting customer shall pay, which shall be the rate the converting customer would otherwise have paid as a result of the S&A, under its prior service agreement;

 WHEREAS, Customer provided Algonquin with written notice of its intention to convert to Rate Schedule AFT-1;

 NOW, THEREFORE, this Agreement ("Agreement") is made and entered into this 1st day of November, 1994, by and between Algonquin and Customer.

 In consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:

                       ARTICLE I
                   SCOPE OF AGREEMENT

 1.1   Subject  to the terms, conditions and
 limitations hereof   and   of  Algonquin's  Rate
 Schedule   AFT-1, Algonquin agrees to receive from or
 for the account  of Customer  for transportation on a
 firm basis quantities of  natural gas tendered by
 Customer on any day at  the Point(s) of Receipt;
 provided, however, Customer  shall not  tender without
 the prior consent of Algonquin,  at any  Point of
 Receipt on any day a quantity of  natural gas  in
 excess of the applicable Maximum Daily Receipt
 Obligation   for  such  Point  of  Receipt   plus
 the applicable Fuel Reimbursement Quantity; and provided further that Customer shall not tender at all Point(s) of Receipt on any day or in any year a cumulative quantity of natural gas, without the prior consent of Algonquin, in excess of the following quantities of natural gas plus the applicable Fuel Reimbursement Quantities:

Maximum Daily Transportation Quantity (MDTQ)  4,000 MMBtu
Maximum Annual Transportation Quantity (MATQ) 1,460,000 MMBtu

1.2 Algonquin agrees to transport and deliver to or for the account of Customer at the Point(s) of Delivery and Customer agrees to accept or cause acceptance of delivery of the quantity received by Algonquin on any day, less the Fuel Reimbursement
Quantities; provided, however, Algonquin shall not be obligated to deliver at any Point of Delivery on any day a quantity of natural gas in excess of the applicable
Maximum Daily Delivery Obligation.

                 ARTICLE II
             TERM OF AGREEMENT

2.1   This Agreement shall become effective as  of  the
date set forth hereinabove and shall continue in effect
for  a  term ending on and including October  31,  2013
("Primary Term") and shall remain in force from year to
year  thereafter unless terminated by either  party  by
written notice one year or more prior to the end of the
Primary   Term  or  any  successive  term   thereafter.
Algonquin's right to cancel this Agreement upon the expiration of the Primary Term hereof or any succeeding term shall be subject to Customer's rights pursuant to Sections 8 and 9 of the General Terms and Conditions.

2.2   This Agreement may be terminated at any  time  by
Algonquin  in the event Customer fails to pay  part  or
all of the amount of any bill for service hereunder and
such failure continues for thirty days after payment is
due;  provided  Algonquin gives ten days prior  written
notice  to  Customer of such termination  and  provided
further  such  termination shall not be  effective  if,
prior to the date of termination, Customer either  pays
such   outstanding  bill  or  furnishes  a   good   and
sufficient   surety   bond  guaranteeing   payment   to
Algonquin of such outstanding bill; provided that Algonquin shall not be entitled to terminate service pending the resolution of a disputed bill if Customer complies with the billing dispute procedure currently on file in Algonquin's tariff.

                ARTICLE III
               RATE SCHEDULE

3.1 Customer shall pay Algonquin for all services rendered hereunder and for the availability of such service under Algonquin's Rate Schedule AFT-1 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed. The rate to be charged Customer for transportation hereunder shall not be more than the maximum rate specified under Rate Schedule AFT-1 for service resulting from the conversion of entitlements under former Rate Schedule
AFT-2,  nor  less  than  the minimum  rate  under  Rate
Schedule AFT-1.


3.2 This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Algonquin's applicable rate schedules and of Algonquin's General Terms and Conditions on file with the Federal Energy Regulatory Commission, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which rate schedules and General Terms and Conditions are by this reference made a part hereof.

3.3   Customer  agrees that Algonquin  shall  have  the
unilateral   right   to  file  with   the   appropriate
regulatory authority and make changes effective in  (a)
the rates and charges applicable to service pursuant to
Algonquin's  Rate Schedule AFT-1, (b) Algonquin's  Rate
Schedule AFT-1, pursuant to which service hereunder  is
rendered or (c) any provision of the General Terms  and
Conditions   applicable   to   Rate   Schedule   AFT-1.
Algonquin agrees that Customer may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Algonquin's existing FERC Gas Tariff as may be found necessary to assure that the provisions in
(a), (b), or (c) above are just and reasonable.

                      ARTICLE IV
                 POINT(S) OF RECEIPT

Natural gas to be received by Algonquin for the account of Customer hereunder shall be received at the outlet side of the measuring station(s) at or near the Primary Point(s) of Receipt set forth in Exhibit A of the service agreement, with the Maximum Daily Receipt Obligation and the receipt pressure obligation indicated for each such Primary Point of Receipt. Natural gas to be received by Algonquin for the account of Customer hereunder may also be received at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.2 of Rate Schedule AFT-1.

                      ARTICLE V
                POINT(S) OF DELIVERY

Natural gas to be delivered by Algonquin for the account of Customer hereunder shall be delivered on the outlet side of the measuring station(s) at or near the Primary Point(s) of Delivery set forth in Exhibit B of the service agreement, with the Maximum Daily Delivery Obligation and the delivery pressure obligation indicated for each such Primary Point of Delivery. Natural gas to be delivered by Algonquin for the account of Customer hereunder may also be delivered at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.4 of Rate Schedule AFT-1.

                      ARTICLE VI
                      ADDRESSES

Except as herein otherwise provided or as provided in the General Terms and Conditions of Algonquin's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or first class mail to the post office address of the parties hereto, as the case may be, as follows:

      (a)     Algonquin: Algonquin Gas Transmission Company
                         1284 Soldiers Field Road
                         Boston, MA  02135
                         Attn: John J. Mullaney
                               Vice President, Marketing


      (b)     Customer:  Colonial Gas Company
                         40 Market Street
                         P. O. Box 3064
                         Lowell, MA  01853
                         Attn: John P. Harrington
                               Vice President, Gas Supply

     or such other address as either party shall designate by formal written notice.

                            ARTICLE VII
                          INTERPRETATION

     The interpretation and performance of the Agreement shall be in accordance with the laws of the Commonwealth of Massachusetts, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

                           ARTICLE VIII
                    AGREEMENTS BEING SUPERSEDED

     When this Agreement becomes effective, it shall supersede the following agreements between the parties hereto.

     Service   Agreement  No.  9227  executed  by  Customer   and
     Algonquin under Rate Schedule AFT-2 dated August 1, 1993.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective agents thereunto duly authorized, the day and year first above written.


                    ALGONQUIN GAS TRANSMISSION COMPANY

                    By:      John J. Mullaney/RSH

                    Title:   Vice President, Marketing




                       COLONIAL GAS COMPANY




                    By:      John P. Harrington

                    Title:   Vice President - Gas Supply


KFG/cl



                             Exhibit A
                        Point(s) of Receipt

                      Dated: November 1, 1994


   To the service agreement under Rate Schedule AFT-1 between
       Algonquin Gas Transmission Company (Algonquin) and
  Colonial Gas Company (Customer) concerning Point(s) of Receipt


     Primary               Maximum Daily              Maximum
     Point of            Receipt Obligation       Receipt Pressure
      Receipt                (MMBtu)                    (Psig)

   Mendon, MA                 4,000               At any pressure
                                                  requested by
                                                  Algonquin but
                                                  not in excess of
                                                  750 Psig.


Signed for Identification

Algonquin:  John P. Mullaney/RSH

Customer:   John P. Harrington


                             Exhibit B
                       Point(s) of Delivery

                      Dated: November 1, 1994

   To the service agreement under Rate Schedule AFT-1 between
       Algonquin Gas Transmission Company (Algonquin) and
  Colonial Gas Company (Customer) concerning Point(s) of Delivery

     Primary               Maximum Daily              Minimum
     Point of            Delivery Obligation        Delivery Pressure
     Delivery                (MMBtu)                    (Psig)

     Sagamore, MA             4,000                      200

     Bourne, MA               4,000                      200





     Algonquin's Maximum Daily Delivery Obligation for the

     Sagamore and Bourne delivery points under this Agreement for service under Rate Schedule AFT-1 shall not exceed a combined daily total of 4,000 MMBtu.







Signed for Identification

Algonquin:   John J. Mullaney/RSH

Customer:    John P. Harrington

KFG/cl


             [END OF EXHIBIT 10ss TO COLONIAL GAS COMPANY
                 FORM 10-K FOR YEAR ENDED 12/31/94]